EXHIBIT 24.1

POWER OF ATTORNEY

Each person whose signature appears below designates and appoints JAMES F. HENSEL his or her true and lawful attorney-in-fact and agent to sign post-effective amendments to all currently effective registration statements on Forms S-8 or S-3 filed prior to the date below by Metro One Telecommunications, Inc., an Oregon corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in order to remove from registration all shares not yet sold under the registration statements. Each person whose signature appears below also grants full power and authority to this attorney-in-fact and agent to take any action and execute any instruments that he deems necessary or desirable in connection with the preparation and filing of the post-effective amendments to the registration statements, as fully as he or she could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent or his substitutes may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 27th day of January, 2009.

Signature	Title

/s/ James F. Hensel	President, Chief Executive Officer, and Director
James F. Hensel	(Principal Executive, Financial, and Accounting Officer)

/s/ Kenneth D. Peterson, Jr.	Chairman of the Board of Directors
Kenneth D. Peterson, Jr.

/s/ Jonathan A. Ater	Director
Jonathan A. Ater

/s/ Elchanan Maoz	Director
Elchanan Maoz

/s/ Mary Oldshue	Director
Mary Oldshue

/s/ Richard B. Keller II	Director
Richard B. Keller II